EX- 10.1

SECOND AMENDMENT TO
OPTION AGREEMENT

This Second Amendment to Option Agreement (this “Amendment”) is made and entered into as of June 7, 2021, by and between X4 Pharmaceuticals, Inc., a Delaware corporation (“X4”), and Abingworth Bioventures 8 LP (the “Stockholder”), and amends that certain Option Agreement, dated March 18, 2021, between X4 and the Stockholder, as amended by the First Amendment to Option Agreement, dated May 3, 2021 (the “Option Agreement”), with reference to the following facts:

A.     X4 and the Stockholder are both parties to that certain SPA among X4 and the Purchasers named therein, including the Stockholder.

B.    Pursuant to the SPA, the Stockholder purchased the Shares.

C.    The Stockholder and X4 desire to modify certain terms of the Option Agreement applicable to the Stockholder’s opportunity to be able to sell the Shares to X4, in accordance with the terms of this Amendment.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to them in the Option Agreement.

2.    Amendments. The Option Agreement is hereby amended to delete the first sentence of Section 1 thereof and to insert the following in place thereof:

“If a contemplated co-development agreement between the Stockholder and X4 related to mavorixafor (the “Co-Development Agreement”) is not executed by July 15, 2021 for any reason, the Stockholder shall have the right and option (the “Put Option”) prior to August 15, 2021 (such period between July 15, 2021 and August 15, 2021, the “Put Period”) to sell all, but not less than all, of the Shares then owned by the Stockholder to X4 for a purchase price of $8.70 per share (the “Per Share Put Price”).

    3.    Ratification. The Option Agreement, as amended hereby, is hereby ratified and confirmed in all respects and shall continue in full force and effect. The Option Agreement shall, together with this Amendment, be read and construed as a single document.

    4.    GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON EACH PARTY HERETO

ANYWHERE IN THE WORLD BY THE SAME METHODS AS ARE SPECIFIED FOR THE GIVING OF NOTICES UNDER THE AGREEMENT.

    5.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

X4 Pharmaceuticals, Inc.

By: /s/ Adam Mostafa
Name: Adam S. Mostafa
Title: Chief Financial Officer

STOCKHOLDER:

Abingworth Bioventures 8 LP
Acting by its Manager Abingworth LLP

By:     /s/ John Heard
Name: John Heard
Title: General Counsel